Exhibit (23)(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of La-Z-Boy Chair Company of our report dated June 2, 1994, appearing on page 2 of Exhibit I of La-Z-Boy Chair Company's Annual Report on Form 10-K/A for the year ended April 30, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Toledo, Ohio
March 16, 1995